Exhibit 77(q)(1)(e)(4)





                               AMENDED SCHEDULE A

                                     to the

                      RESTATED EXPENSE LIMITATION AGREEMENT

                          ING VARIABLE INSURANCE TRUST

                            OPERATING EXPENSE LIMITS



                                                                Maximum Operating Expense Limit
Name of Fund*                                            (as a percentage of average daily net assets)
------------                                             ---------------------------------------------
ING GET U.S. Core Portfolio - Series 1                         0.65% during the offering period
Initial Term Expires December 31, 2004                        1.00% during the guarantee period
ING GET U.S. Core Portfolio - Series 2                         0.65% during the offering period
Initial Term Expires December 31, 2004                        1.00% during the guarantee period
ING GET U.S. Core Portfolio - Series 3                         0.65% during the offering period
Initial Term Expires December 31, 2004                        1.00% during the guarantee period
ING GET U.S. Core Portfolio - Series 4                         0.65% during the offering period
Initial Term Expires December 31, 2004                        1.00% during the guarantee period
ING GET U.S. Core Portfolio - Series 5                         0.65% during the offering period
Initial Term Expires December 31, 2005                        1.00% during the guarantee period
ING GET U.S. Core Portfolio - Series 6                         0.65% during the offering period
Initial Term Expires December 31, 2005                        1.00% during the guarantee period
ING GET U.S. Core Portfolio - Series 7                         0.65% during the offering period
Initial Term Expires December 31, 2006                        1.00% during the guarantee period
ING GET U.S. Core Portfolio - Series 8                         0.65% during the offering period
Initial Term Expires December 31, 2006                        1.00% during the guarantee period
ING GET U.S. Core Portfolio - Series 9                         0.65% during the offering period
Initial Term Expires December 31, 2006                        1.00% during the guarantee period
ING GET U.S. Opportunity Portfolio - Series 1                  0.65% during the offering period
Initial Term Expires December 31, 2004                        1.15% during the guarantee period
ING GET U.S. Opportunity Portfolio - Series 2                  0.65% during the offering period
Initial Term Expires December 31, 2004                        1.15% during the guarantee period


                                                                          ------
                                                                              HE

-------------------------

* This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.